                                                                    Exhibit 21

                              WMS INDUSTRIES INC.
                                      AND
                           SUBSIDIARIES & AFFILIATES


                                                         Date and
                    Type of              % of            State        Jurisdictions
Name & Tax ID No.   Business            Ownership        Organized    Qualified
- ------------------  ------------------  ---------------  -----------  --------------------

PARENT:
- ------------------

WMS Industries      Holding company     Public           11/20/74     New York-1/18/83
Inc.                                                     Delaware     Illinois-3/29/91
36-2814522                                                            Mississippi-12/28/94
                                                                      Nevada-7/27/95
SUBSIDIARIES:  (HOTELS AND CASINOS)
- --------------------------------------

El Conquistador     Ferryboat Shuttle   100% by WHGI     9/30/93      - -
Ferryboat Inc.                                           Puerto Rico
66-0499293

ESJ Hotel           Holding company     100%             6/4/84       - -
Corporation                                              Delaware
13-3237264

Isla Verde Tourism  Parking Lot         100% by WHGI     11/6/92      - -
 Parking Corp.      Concession Holder                    Puerto Rico

Posadas de Puerto   Hotel and casino    95% by           6/13/83      Puerto Rico
Rico Associates,    ownership           WMS Hotel        Delaware     7/15/83
Incorporated
66-0401424

Posadas Finance     Holding company     100% by Pos. de  8/12/88      - -
Corporation                             PR Assoc. Inc.   Delaware
52-1635050

WMS El Con Corp.    Holding company     100%             10/11/89     - -
06-1288059                                               Delaware

WMS Hotel           Holding company     100%             6/13/83      - -
Corporation                                              Delaware
(Name Change 5/20/87
from Williams Hotel Corporation)
36-3277014

Williams Hotel      Holding company     100%             5/20/87      New York-3/1/88
Corporation                                              Delaware     Surrendered-3/15/93
13-3408888

Williams            Hotel management    62% by           6/13/83      Puerto Rico-7/5/83
Hospitality                             WMS Hotel        Delaware
Group Inc.
 (Name Change 11/3/93
 from Williams Hospitality Management Corporation)
66-0408507

WMS Property Inc.   R.E. Holding Co.    100%             8/27/93      Puerto Rico-9/15/93
36-3906015                                               Delaware


                                                             Date and
                    Type of                % of               State      Jurisdictions
 Name & Tax ID No.  Business              Ownership          Organized     Qualified
 -----------------  ----------------      ---------          ---------  -------------------
SUBSIDIARIES:  (GAMES)
Atari Games           Manufacturer of        100% by                       California
Corporation           amusement games        Midway            California
77-0058756                                   Interactive Inc.

Atari Games Ireland   Manufacturer of        100% by                       Ireland
Limited               amusement games        Atari Games       Ireland
                                             Corporation

Fun House Games Inc.  Manufacturer of        100%              9/8/95      Illinois
36-4042546            amusement games                          Delaware    (applied for)

K.K. Time Warner      Manufacturer of        100% by                       Japan
Interactive (Japan)   amusement games        Atari Games       Japan
                                             Corporation

Lenc-Smith Inc.       Manufacturer of        100%              3/23/92     Illinois
36-3843629            amusement games                          Delaware    11/4/92

Midway                Manufacturer of        100% by           7/15/88     Illinois
Games                 amusement games        WEG               Delaware    8/3/88
Inc.
22-2906244


Midway Home           Design, manufacture    100% by           12/16/93    CA - 4/27/94
Entertainment Inc.    and sale of amusement  Midway Games      Delaware    TX - 4/22/94
36-3933621            games for home systems Inc.

Midway Interactive    Manufacturer of        100%              2/15/96     None
Inc.                  amusement games        Midway Games      Delaware
(Not applied for)                            Inc.

Qingdao Wei Te        Indoor family          100% by           4/30/94     - -
Family Playland Co.,  playgrounds            WMS Games         People's
Ltd.                                         Asia Limited      Republic
                                                               of China

Tengen, Inc.          Manufacturer of        100% by                       California
68-0143063            amusement games        Atari Games       California
                                             Corporation

WMS Games Asia        Holding Company        79% by            9/7/93      - -
Limited                                      WMS Games         Hong Kong
Bus.Reg.Cert. 17358232-000-09-93-2           1% by WEG

WMS Games             Promotion and          100%              11/26/92    - -
(Europe) GmbH         Marketing of Games                       Germany

WMS Games Inc.        Holding Company        100%              8/25/88     Mississippi
13-3491757                                                     Delaware

WMS Games Sales       Foreign Sales          100%              4/26/93     - -
Corporation           Corporation                              Barbados
98-0132712

WMS Games Parts       Amusement games        100%              2/28/90     Illinois
& Service Inc.        part sales                               Delaware    11/8/91
36-3741556

                                                          Date and
                        Type of             % of            State      Jurisdictions
Name & Tax ID No.       Business           Ownership       Organized     Qualified
- -----------------      ---------           ----------      ---------   -------------
SUBSIDIARIES:  (GAMES)
WMS Gaming Inc.      Manufacture of         100%           6/5/91       IL - 6/21/91
36-3770687           Video Lottery                         Delaware     SD - 6/12/91
                     Terminals and                                      MT - 9/4/91
                     Gaming Machines                                    OR - 12/12/91
                                                                        LA - 12/16/91
                                                                        WV - 2/3/92
                                                                        RI - 10/1/92
                                                                        CO - 11/24/92
                                                                        MS - 2/5/93
                                                                        NV - 5/10/93
                                                                        WI - 11/5/93
                                                                        ND - 5/13/94
                                                                        MO - 8/26/94
                                                                        IN - 9/23/94
                                                                        IO - 9/22/94
                                                                        NJ - 9/26/94
                                                                        AZ - 11/4/94
                                                                        MN - 5/22/95
                                                                        CT - 6/16/95

WMS Gaming           Manufacture of         100%           5/24/93
(Nevada) Inc.        Video Lottery          WMS Gaming     Nevada
36-3895992           Terminals and          Inc.
                     Gaming Machines

Williams Elec-       Manufacturer of        100%           4/13/84      Illinois-1/17/86
tronics Games,       Amusement games                       Delaware
Inc.
36-3331124

Williams Innovative  Manufacturer of        100%           9/18/84      Illinois
Technologies, Inc.   Amusement games                       Delaware     10/17/84

Williams/            Design, manufacture    50% by WMS     3/15/94      [Illinois
Nintendo Inc.        and sale of amusement  Games          Delaware     Pending]
[ID# App. for]       games for home systems



PARTNERSHIPS:
- -------------------

HOTEL:
- -------------------
El Conquistador      Hotel and casino       50%            01/16/90
Partnership L.P.     ownership              by WKA         Delaware
06-1288145                                  [23.3% WMS]

Las Casitas          El Conquistador        50% by         4/27/93      - -
Development          Condominium            WKA El Con     Puerto Rico
Company I, S         development            Associates
en C (S.E.)

Posadas de San       Hotel and casino       50% by         07/30/84
Juan Associates      ownership              ESJ Hotel      New York
66-041121

WKA Development,     Real Estate            98% WHGI       6/1/91       - -
S.E.                 Holding Company        2% WKA El Con  Puerto Rico
66-0476163
(formerly WMS Development, S.E.)

WKA El Con           Partner in El          46.54% by      01/09/90
Associates           Conquistador L.P.      WMS El Con     New York
06-1288143